Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

February 4, 2016

Media Contact:

Doug Shepard

EVP/Chief Financial Officer

(210) 829-9120

doug.shepard@hartehanks.com

HARTE HANKS REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

Dallas, TX - Harte Hanks (NYSE: HHS), a leader in developing customer relationships, experiences and defining interaction-led marketing, today announced financial results for its fourth quarter and year ended December 31, 2015.

Commenting on performance, Chief Executive Officer Karen Puckett said,   “Although the rate of decline in our adjusted revenues continued to improve in the fourth quarter and throughout 2015, there is clearly still work to be done.  Overall, we believe our job is to define, execute and optimize customer journeys for our clients, making us an indispensable marketing resource that drives consumer engagement and growth.   Our 3Q Digital acquisition is an important element for our future, as it provides digital growth opportunities with clients and continues to provide strong revenue growth.   We are encouraged by the integration of 3Q’s digital capabilities into our solutions and strong reception from our customers.  Our pipeline is growing. Going into 2016, we feel we are at an inflection point.  The organization is aligned around a set of priorities and initiatives focused on delivering stable revenue and margin performance.”

Fourth quarter 2015 revenues were $129.8 million compared to $146.5 million during the same quarter last year.  Excluding revenues from our business-to-business (B2B) research businesses sold in early April 2015 which historically had strong fourth quarter seasonality, the adjusted revenue decline on a constant currency basis was 5.8%.

•

Customer Interaction revenues were $116.9 million compared to $132.3 million in the same quarter last year.   Excluding revenues from our B2B research businesses, the revenue decline on a constant currency basis was 6.0%.  During the quarter, revenues from new clients continued to increase, such as from an entertainment client engaging us to provide multi-channel contact center support, the addition of an insurance client announced last year using our solutions for analytics, database, creative and mail services and a new grocery store chain client using our mail supply chain services.  We also benefitted from continued expansion of contact center services from a long-time client in the consumer electronics industry.  These increases were offset by the loss of a luxury auto manufacturer moving its agency work, along with retailers reducing marketing spend in areas such as mail and database services.

•

Trillium Software revenues were $12.9 million compared to $14.2 million in the fourth quarter of 2014, driven by decreased software licenses and the related professional services and maintenance fees associated with those license sales.  This business continues to transition to more recurring revenue, with our software-as-a-service revenues more than doubling during the quarter compared to last year.

Adjusted operating income was $7.1 million compared to $14.0 million for the same quarter last year.

•

Customer Interaction adjusted operating income, excluding operating income from the previously mentioned B2B research business and 2014 facility closure charges, was $5.3 million compared to $10.4 million in the same period last year.  Reductions in  labor expense from lower head counts, outsourced costs and facility-related expenses were offset by an increase in sales and marketing expense related to employment of additional sales force personnel.

•

Trillium Software operating income was $3.0 million compared to $3.7 million in the same period last year.  The decrease was due to the decline in software license revenues, as most of our costs in this business are fixed.  For the year, operating margins increased to 27.5% from 24.6% due to strong labor expense management.

The following table presents financial highlights of the company’s operations for the fourth quarter of 2015 and 2014, respectively.  More detailed financial results are attached.

RESULTS FROM CONTINUING OPERATIONS (unaudited)

	Three Months Ended December 31,
(In thousands, except per share amounts)	2015	2014	% Change
Revenues	$129,815	$146,518	-11.4%
Adjusted revenues (1)	131,189	139,336	-5.8
Operating income	6,792	14,656	-53.7
Adjusted operating income (1)	7,143	13,985	-48.9
Net income	2,543	10,089	-74.8
Diluted earnings per share	0.04	0.16	-75.0
Diluted shares (weighted average common and common equivalent shares outstanding)	61,317	62,183	-1.4%

(1)   See table for reconciliation of GAAP results to adjusted results

For the year, the company’s adjusted revenues were $495.5 million compared to $531.4 million, or a decline of 6.8% on a constant currency basis.  Adjusted operating income was $36.2 million compared to $41.0 million.  The following table presents financial highlights of the company’s operations for 2015 and 2014, respectively.  More detailed financial results are attached.

RESULTS FROM CONTINUING OPERATIONS (unaudited)

	Year Ended December 31,
(In thousands, except per share amounts)	2015	2014	% Change

Revenues	$495,301	$553,676	-10.5%
Adjusted revenues (1)	495,477	531,404	-6.8
Operating income (loss)	(187,575)	40,762	N/M
Adjusted operating income (1)	36,194	40,991	-11.7
Net income (loss)	(170,928)	23,991	N/M
Diluted earnings (loss) per share	(2.77)	0.38	N/M
Diluted shares (weighted average common and common equivalent shares outstanding)	61,643	62,658	-1.6%

                                                                                                                                   (N/M = Not Meaningful)

(1)  See table for reconciliation of GAAP results to adjusted results

Chief Financial Officer, Doug Shepard said, “We continue to generate strong cash flow and have a conservative amount of leverage on our balance sheet.  As we look to the future, we anticipate delivering consistent margins and our historically strong cash generation from the business as we execute our turnaround in our revenue.”

The company will host a conference call to discuss the earnings release on February 4, 2016, at 11:00 a.m. Eastern Time.  The conference call number is (888) 364-3109 for domestic callers and +1 (719) 325-2402 for international callers, conference ID 3444276.  To access an audio webcast, please use the link available in the Investors section of the Harte Hanks website.  An audio replay will be available shortly after the call through March 4, 2016 at (877) 870-5176, conference ID 3444276.  The replay also will be available in the Investors section of the Harte Hanks website.

About Harte Hanks:

Harte Hanks partners with clients to deliver relevant, connected and quality customer interactions. Our approach starts with discovery and learning, which leads to customer journey mapping, creative and content development, analytics and data management, and ends with execution and support in a variety of digital and traditional channels. We do something powerful: we produce engaging and memorable customer interactions to drive business results for our clients, which is why Harte Hanks is famous for developing better customer relationships, experiences and defining interaction-led marketing. For more information, visit the Harte Hanks website at www.hartehanks.com, call (800) 456-9748, email pr@hartehanks.com or follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws.  All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include:  (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures and (ii) the impact of  economic uncertainty in the United States and elsewhere on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending  on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and  preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and  consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license or acquisition; (f) our ability to protect our data centers against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; and (l) the ability to integrate and successfully leverage newly-acquired service offerings as anticipated; and (m) our ability to maintain business performance and strategic focus during a period of leadership transition; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014.  The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company uses certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  The company evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) EBITDA, defined as net income before interest, taxes, other expense, goodwill impairment, CEO change and legal fees from acquisitions, stock based compensation, non-cash defined benefit plan expense, facility closures, loss on sale of B2B research businesses, depreciation, and amortization, (2) adjusted revenues, defined as revenues less divestitures and foreign currency transaction losses, and (3) adjusted operating income, defined as operating income plus goodwill impairment, costs relating to CEO change and legal fees from acquisitions, facility closures, loss on sale of B2B research businesses and legal fees from acquisitions.  The company believes that EBITDA, adjusted revenues and adjusted operating income, which it uses on an overall Company basis, as well as focused solely on the Company’s Customer Interaction and Trillium businesses,  are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.  Adjusted revenues, adjusted operating income and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.  Quantitative reconciliations of EBITDA to net income, adjusted revenues to GAAP operating revenues and adjusted operating income to GAAP operating income are found in the tables attached to this release.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.

Harte Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In thousands, except per share data	2015	2014	2015	2014
Operating revenues	$129,815	$146,518	$495,301	$553,676
Operating expenses
Labor	67,589	71,192	260,839	279,135
Production and distribution	37,366	44,175	143,324	166,959
Advertising, selling, general and administrative	14,535	12,782	54,530	51,900
Impairment of goodwill	—	—	209,938	—
Depreciation and amortization	3,533	3,713	14,245	14,920
	123,023	131,862	682,876	512,914
Operating income (loss)	6,792	14,656	(187,575)	40,762
Other expenses (income):
Interest expense, net	1,388	610	4,759	2,559
Loss on sale	—	—	9,501	—
Other, net	475	(331)	1,007	897
	1,863	279	15,267	3,456
Income (loss) before income taxes	4,929	14,377	(202,842)	37,306
Income tax expense (benefit)	2,386	4,288	(31,914)	13,315
Net Income (loss)	$2,543	$10,089	$(170,928)	$23,991
Basic earnings (loss) per common share	$0.04	$0.16	$(2.77)	$0.38
Weighted-average common shares outstanding	61,257	61,957	61,643	62,444
Diluted earnings (loss) per common share	$0.04	$0.16	$(2.77)	$0.38
Weighted-average common and common equivalent shares outstanding	61,317	62,183	61,643	62,658

Balance Sheet Data (Unaudited) In thousands	December 31, 2015	December 31, 2014

Cash and cash equivalents	$17,613	$56,749
Total debt	$77,313	$82,687

Harte Hanks, Inc.

Business Segment Information (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
In thousands	2015	2014	% Change	2015	2014	% Change
Operating Revenue
Customer Interaction	$116,892	$132,310	-11.7%	$444,166	$499,444	-11.1%
Trillium Software	12,923	14,208	-9.0%	51,135	54,232	-5.7%
Total operating revenues	$129,815	$146,518	-11.4%	$495,301	$553,676	-10.5%

Operating Income
Customer Interaction	$4,937	$11,038	-55.3%	$(197,020)	$29,780	N/M
Trillium Software	2,957	3,685	-19.8%	14,039	13,347	5.2%
General corporate expense	(1,102)	(67)	N/M	(4,594)	(2,365)	94.2%
Total operating income (loss)	$6,792	$14,656	-53.7%	$(187,575)	$40,762	N/M

Depreciation and Amortization
Customer Interaction	$3,005	$3,251	-7.6%	$12,373	$12,886	-4.0%
Trillium Software	528	462	14.3%	1,872	2,034	-8.0%
Total depreciation and amortization	$3,533	$3,713	-4.8%	$14,245	$14,920	-4.5%

Harte Hanks, Inc.

Harte Hanks Revenue Mix (Unaudited)

Vertical Markets - Percent of Customer Interaction’s Revenue

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Auto and Consumer Brands	16.0%	16.4%	16.0%	17.1%
Financial and Insurance Services	13.5%	12.1%	14.4%	13.1%
Healthcare and Pharmaceuticals	10.2%	10.7%	10.0%	9.3%
Technology	22.3%	24.8%	23.1%	23.6%
Retail	30.0%	28.8%	27.3%	27.3%
Other Select Markets	8.0%	7.2%	9.2%	9.6%
	100.0%	100.0%	100.0%	100.0%

Vertical Markets - Percent of Trillium Software’s Revenue

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Auto and Consumer Brands	23.8%	22.8%	21.7%	24.9%
Financial and Insurance Services	26.8%	26.1%	26.9%	27.5%
Healthcare and Pharmaceuticals	6.5%	6.4%	6.3%	6.3%
Technology	26.8%	24.1%	26.7%	22.8%
Retail	6.9%	9.0%	7.0%	6.8%
Other Select Markets	9.2%	11.6%	11.4%	11.7%
	100.0%	100.0%	100.0%	100.0%

Reconciliation of Non-GAAP to GAAP Financial Measures

Reconciliation of Revenue and Operating Income (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
In thousands	2015	2014	% Change	2015	2014	% Change
Operating Revenue
Customer Interaction
As reported	$116,892	$132,310	-11.7%	$444,166	$499,444	-11.1%
Less: Divestitures	—	(7,182)	N/M	(4,611)	(22,272)	N/M
Plus: Foreign currency impact	687	—	N/M	3,518	—	N/M
Adjusted revenue	$117,579	$125,128	-6.0%	$443,073	$477,172	-7.1%

Trillium
As reported	$12,923	$14,208	-9.0%	$51,135	$54,232	-5.7%
Plus: Foreign currency impact	687	—	N/M	1,269	—	N/M
Adjusted revenue	$13,610	$14,208	-4.2%	$52,404	$54,232	-3.4%

Total Operating Revenues
As reported	$129,815	$146,518	-11.4%	$495,301	$553,676	-10.5%
Less: Divestitures	—	(7,182)	N/M	(4,611)	(22,272)	N/M
Plus: Foreign currency impact	1,374	—	N/M	4,787	—	N/M
Adjusted revenue	$131,189	$139,336	-5.8%	$495,477	$531,404	-6.8%

Operating Income
Customer Interaction
As reported	$4,937	$11,038	-55.3%	$(197,020)	$29,780	-761.6%
Divestitures	143	(2,106)	N/M	594	(1,206)	N/M
Loss on sale	—	—	—	9,501	—	N/M
Impairment of goodwill	—	—	—	209,938	—	N/M
CEO change	—	—	—	2,796	—	N/M
Legal acquisition fees	187	—	N/M	585	—	N/M
Facility closure	—	1,435	N/M	—	1,435	N/M
Adjusted operating income	$5,267	$10,367	-49.2%	$26,394	$30,009	-12.0%

Trillium
As reported	$2,957	$3,685	-19.8%	$14,039	$13,347	5.2%
CEO change	—	—	—	288	—	N/M
Legal acquisition fees	21	—	N/M	67	—	N/M
Adjusted operating income	$2,978	$3,685	-19.2%	$14,394	$13,347	7.8%

Total operating income (loss)
As reported	$6,792	$14,656	-53.7%	$(187,575)	$40,762	-560.2%
Divestitures	143	(2,106)	N/M	594	(1,206)	N/M
Loss on sale	—	—	—	9,501	—	N/M
Impairment of goodwill	—	—	—	209,938	—	N/M
CEO change	—	—	—	3,084	—	N/M
Legal acquisition fees	208	—	N/M	652	—	N/M
Facility closure	—	1,435	N/M	—	1,435	N/M
Adjusted operating income	$7,143	$13,985	-48.9%	$36,194	$40,991	-11.7%

(N/M = Not Meaningful)

Reconciliation of Net Income to EBITDA (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In thousands	2015	2014	2015	2014
Net Income (loss)	$2,543	$10,089	$(170,928)	$23,991
Depreciation and amortization	3,533	3,713	14,245	14,920
Loss on sale	—	—	9,501	—
Impairment of goodwill	—	—	209,938	—
CEO change and legal acquisition fees	—	—	3,928	—
Stock based compensation	603	758	4,049	4,055
Non-cash defined benefit plan expense	1,329	724	5,289	3,058
Facility closure	—	1,435	—	1,435
Interest expense, net and non-operating, net	1,863	279	5,766	3,456
Income tax expense (benefit)	2,386	4,288	(31,914)	13,315
EBITDA	$12,257	$21,286	$49,874	$64,230